UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-197692

STAR ALLIANCE INTERNATIONAL CORP.

(Exact name of Registrant as specified in its charter)

Nevada	37-1757067
(State of incorporation)	(IRS Employer ID Number)

488 Soi Rachada Niwet Samsen Nok

Huai Khwang, Bangkok, Thailand 10310

_______________________________

Address of Principal Executive Office

(+65) 227 43404

Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported):

July 31st, 2017

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 31st, 2017, the Company’s Director and CEO Somporn Phatchan resigned from her positions with the Company, and on the same day the shareholders of the Corporation voted Dr. Kok Chee Lee, as Director & CEO. Ms. Phatchan’s resignation was not the result of any disagreement with the company. Ms. Phatchan, as Director of Kido Inter Co. Limited, the largest shareholder, retains her affiliate position as holder of 70.62% of the Company.

Dr. Kok Chee LEE, 60, brings extensive public management experience, and is the Director of Sheng Ying Entertainment Corp. He was previously Deputy Chief of a Police Center at Bayan Baru, Penang, Malaysia. He served more than 42 years in the Police Force of Penang, Malaysia until retirement on July 1, 2016. During the last 5 years, he held the senior managerial position in JPJKK branch (security and community department) and Hal Ehwal Awam in Penang, overseeing 840 policemen. In 2014, Dr Lee was awarded the Bentera Pasukan Polis from the King of Malaysia at Istana Negara, for his contribution to the force and the nation. Dr. Lee holds a Doctor of Business Administration degree and a Master of Business Administration degree from University Utara Malaysia, as well as a Bachelor of Law (Hons) degree from University of Wolverhampton, UK.

ITEM 9.01 EXHIBITS

(d) Exhibits.

10.1       Shareholder’s Resolution Appointing New Director and CEO.

10.2       Resignation of Somporn Phatchan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31st, 2017

Star Alliance International Corp.

/s/ Dr. Kok Chee Lee

By:   Dr. Kok Chee Lee, CEO